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                                   EXHIBIT 21

                                ALEXANDER'S, INC.

                           SUBSIDIARIES OF REGISTRANT

                  Alexander's of Brooklyn, Inc.
                  Alexander's of Fordham Road, Inc.
                  Alexander's Kings, L.L.C.
                  Alexander's Kings Plaza, L.L.C.
                  Alexander's Paramus, L.L.C.
                  Alexander's Rego Park Center, Inc.
                  Alexander's of Rego Park, Inc.
                  Alexander's of Rego Park II, Inc.
                  Alexander's of Rego Park III, Inc.
                  Alexander's of Third Avenue, Inc.
                  Alexander's of Flushing, Inc.
                  Alexander's Department Stores of New Jersey, Inc. Alexander's Department Stores of Brooklyn, Inc.
                  Kings Parking, L.L.C.
                  Ownreal Inc.
                  Sakraf Wine & Liquor Store, Inc.
                  Alexander's Personnel Providers, Inc.
                  Alexander's Rego Shopping Center Inc.
                  59th Street Subsidiary Corporation
                  Alexander's Tower Operating LLC
                  Alexander's Tower LLC
                  731 Commercial Holding LLC
                  731 Commercial LLC
                  731 Residential Holding LLC
                  731 Residential LLC